EXHIBIT 10.8

Form of Stock Option Agreement

The standard Form of Agreement under the Stock Compensation Plan and the 1998 Directors' Stock Option Plan are listed below.

STOCK COMPENSATION PLAN
STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT is made this day of , 20__ between MACATAWA BANK CORPORATION (the "Company") and __________, an employee of the Company or one of its subsidiaries (the "Employee"), pursuant to the Macatawa Bank Corporation Stock Compensation Plan (the "Plan"). All capitalized defined terms in this Agreement shall have the meaning ascribed to such terms in the Plan, unless other wise defined in this Agreement.

          IT IS AGREED AS FOLLOWS:

          1.          Grant of Option. Pursuant to the Plan, the Company hereby grants to the Employee the option to purchase of the Company's common stock, no par value, on the terms and conditions herein set forth (the "Option"). All of the shares covered by this Option shall be considered and hereby are designated as incentive stock options ("ISOs") qualifying under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended.

          2.          Purchase Price. The purchase price of the shares covered by this Option shall be $ per share. The "Committee" (provided for in Article 3 of the Plan) has determined that such price represents one hundred percent 100% of the fair market value of a share of the Company's common stock on this date.

          3.          Term of Option. The term of this Option shall be for a period of ten (10) years from the date hereof, subject in each case to earlier termination as provided in subsequent paragraphs of this Agreement.

          4.          Employee's Agreement. In consideration of the granting of the Option, the Employee agrees to remain in the employ of the Company for a period of at lease twelve (12) months from the date hereof (the "Minimum Employment Period"). Such employment, subject to the provisions of any written contract between the Company and the Employee, shall be at the pleasure of the Board of Directors, and this Option Agreement shall not impose on the Company any obligation to retain the Employee in its employ for any period. In the event of the termination of employment of the Employee for any reason during the Minimum Employment Period, this Option shall terminate, unless this Option becomes exercisable as provided in Paragraph 9.

          5.          Exercise of Option. Except as provided in paragraph 9, this Option shall not be exercisable prior to the expiration of the Minimum Employment Period. Thereafter, this Option may be exercised in whole or in part, at any time and from time to time. This Option may not be exercised as to less than 100 shares at any one time, unless the number purchased - is the total number at that time purchasable under this Option. This Option shall be exercised by written notice to the Company. The notice shall state the number of shares with respect to which the Option is being exercised, shall be signed by the person exercising this Option, and shall be accompanied by payment of the full purchase price of the shares in such form as the Committee may accept. This Option agreement shall be submitted to the Company with the notice for purposes of recording the shares being purchased, if exercised in part, or for purposes of cancellation if all shares men subject to this Option are being purchased. In the event the Option shall be exercised pursuant to paragraph 8(c) hereof by any person other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. To the extent determined by the Committee in its sole discretion, payment of the purchase price shall be made by: (a) cash, check, bank draft, or money order, payable to the order of the Company; (b) the delivery by the Employee of unencumbered shares of common stock of the Company with a Fair Market Value on the last trading day preceding payment equal to the total purchase price of the shares to be purchased; (c) the reduction in the number of shares issuable upon exercise (based on the fair market value of the shares on the date of exercise); or (d) a combination of (a), (b), and (c). Upon exercise of all or a portion of this Option, the Company shall issue to the Employee a stock certificate representing the number of shares with respect to which this Option was exercised.

          6.          Tax Withholding. The exercise of this Option is subject to the satisfaction of withholding tax or other withholding liabilities, if any, under federal, state and local laws in connection with such exercise or the delivery or purchase of shares pursuant hereto. The exercise of this Option shall not be effective unless applicable withholding shall have been effected or obtained in the following manner or in any other manner acceptable to the Committee. Unless otherwise prohibited by the Committee, Optionee may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares otherwise issuable to Optionee as a result of the exercise of this Option a number of shares having a fair market value as of the date that the amount of tax to be withheld is to be determined ("Tax Date"), which shall be the date of exercise of the Option, less than or equal to the amount of the withholding tax obligation; or (c) delivering to the Company unencumbered shares of the Company's common stock owned by Optionee having a fair market value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation.

          7.          Nontransferability of Option. This Option shall not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution, and shall not be subject to execution, levy, attachment or similar process. Any attempted sale, transfer, assignment, pledge, hypothecation or other disposition of this Option contrary to the terms hereof, and any execution, levy, attachment or similar process upon the Option, shall be null and void and without effect. Following any transfer, this Option shall continue to be subject to the same terms and conditions immediately prior to transfer. The designation of a person entitled to exercise this Option after the Employee's death will not be deemed a transfer.

          8.          Termination of Employment.

          (a)          Termination of Employment for Reasons Other Than Retirement, Disability or Death. Upon Termination of Employment for any reason other than Retirement or on account of Disability or death, this Option shall, to the extent rights to purchase shares hereunder have accrued at the date of such Termination of Employment and shall not have been fully exercised, be exercisable, in whole or in part, at any time within a period of three (3) months following Termination of Employment, subject, however, to prior expiration of the term of this Option and any other limitations upon its exercise in effect at the date of exercise.

          (b)          Termination of Employment for Retirement or Disability. Upon Termination of Employment by reason of Retirement or Disability, this Option shall, to the extent rights to purchase shares hereunder have accrued at the date of such Retirement or Disability and have not been fully exercised, be exercisable, in whole: or in part, for a period of three (3) years following such Termination of Employment, subject to any other limitations imposed by the Plan. If the Employee dies after such Retirement or Disability, this Option shall be exercisable in accordance with paragraph 8(c) hereof.

          (c)          Termination of Employment for Death. Upon Termination of Employment due to death, this Option shall, to the extent rights to purchase shares hereunder have accrued at the date of death and shall not have been folly exercised, be exercisable, in whole or in part, by the personal representative of the Employee's estate, by any person or persons who shall have acquired this Option directly from the Employee by bequest or inheritance, by a person designated to exercise the Option after the Employee's death, or a Permitted Transferee only under the following circumstances and during the following periods: (i) if the Employee dies while employed by the Company or a subsidiary, at any time within three (3) years after his or her death, or (ii) if the Employee dies during the extended exercise period following termination of employment specified in paragraph 8(b), at any time within the longer of such extended period or one (1) year after his or her death, subject, in any case, to the earlier expiration of this Option.

          (d)          Termination of Option. If this Option is not exercised within whichever of the exercise periods specified in paragraph 8(a), 8(b) or 8(c) is applicable, this Option shall terminate upon expiration of such exercise period.

          9.          Changes in Capital Structure. The number of shares covered by this Option, and the price per share, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Company resulting from any combination of shares or the payment of a stock dividend on the Company's common stock or any other increase or decrease in the number of shares effected without receipt of consideration by the Company.

          In the event of a "Change of Control" (as defined in Section 12.2 of the Plan) of the Company, this Option will be and become fully vested and exercisable irrespective the Minimum Employment Period and irrespective any vesting schedule set forth in this Agreement, unless in the case of a transaction described in clause (iii) or (Iv), of Section 12.2 of the Plan, provisions are made in connection with such transaction for the continuance of the Plan and the assumption of this Option or the substitution for this Option of a new option covering the stock of a successor employer corporation, or a parent or subsidiary thereof, covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

          In the event of a change in the common stock of the Company as presently constituted, which is limited to a change of all its authorized shares into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares subject to this Option.

          Except as expressly provided in this paragraph 9, the Employee shall have no rights by reason of: (i) any subdivision or combination of shares of stock of any class, (ii) the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class; or (iii) any dissolution, liquidation, merger or consolidation or spinoff of assets or stock of another corporation. Except as provided in this paragraph 9, any issue by the company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this Option.

          The grant of this Option shall not affect in anyway the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

          10.          Rights as a Shareholder. Neither the Employee nor a transferee of this Option shall have any rights as a shareholder with respect to any shares covered hereby until the date he or she shall have become the holder of record of such shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date on which he or she shall have become the holder of record thereof, except as provided in paragraph 9 hereof.

          11.          Modification, Extention and Renewal. Subject to the terms and conditions and within the limitations of the Plan, the Committee, subject to approval of the Board of Directors, may modify or renew this Option, or accept its surrender (to. the extent not theretofore exercised) and authorize the granting of a new option or options in substitution therefore (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification shall, without the consent of the Employee, alter or impair any rights or obligations hereunder.

          12.          Postponement of Delivery of Shares and Representations. The Company, in its discretion, may postpone the issuance and/or delivery of shares upon any exercise of this Option until completion of such stock exchange listing, or registration, or other qualification of such shares under any state and/or federal law, rule or regulation as me Company may consider appropriate, and may require any person exercising this Option to make such representations, including a representation that it is the Employee's intention to acquire shares for investment and not with a view to distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares in compliance with applicable laws, rules and regulations. In such event, no shares shall be issued to such holder unless and until the Company is satisfied with the accuracy of any such representations.

          13.          Subject to Plan. This Option is subject to the terms and provisions of the Macatawa Bank Corporation Stock Compensation Plan. If any inconsistency exists between the provisions of this Agreement and the Plan, the Plan shall govern.

          14.          ISO Stock Option. Any provision of this Option or the Plan to the contrary notwithstanding, neither the Company, the Company's Board of Directors nor the Committee shall have any authority to take any action or to do anything which would cause the shares designated herein as ISOs to fail to qualify as ISOs within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

          In Witness Whereof, this Stock Option Agreement has been executed the date first above written.
MACATAWA BANK CORPORATION

BY

ITS

EMPLOYEE

PRINT NAME

ADDRESS

SS#:

1998 DIRECTORS' STOCK OPTION PLAN
STOCK OPTION AGREEMENT

          STOCK OPTION AGREEMENT, made this _________ day of ___________ , 2004, between MACATAWA BANK CORPORATION (herein called the "Company") and _________, a director of the Company (me "Grantee"), pursuant to the Macatawa Bank Corporation 1998 Directors' Stock Option Plan (herein called the "Plan").

          IT IS AGREED AS FOLLOWS:

          1.          Grant of Option

          Pursuant to the Plan and the terms of this Agreement, the Company hereby grants to Grantee, an Eligible Director under the terms of the Plan, the option to purchase_______ shares of the Company's common stock, no par value per share.

          2.          Purchase Price

          The purchase price of the shares covered by this option shall be $ 28.80 per share, which represents one hundred percent (100) of the Fair Market Value of the Company's common stock on this date ("Grant Date").

          3.          Additional Terms

          (a)          Exercise Period

          The Option may be exercised and Option Shares may be purchased at any time and from time to time on or after Ac first anniversary of the date of this Agreement and prior to the tenth anniversary of the date of this Agreement ("Exercise Period"), subject to the following:

          (1)          If Grantee dies while serving as a director of the Company, this Option shall become immediately exercisable as of the date of death and shall remain exercisable until the earlier of (a) the last day of the 36th month after the month of Grantee's death, or (b) the tenth anniversary of the Grant Date; and

          (2)          This Option may not be exercised after (he earlier of (a) the last day of the 36th month following the month in which Grantee's service as a director terminates, or (b) the tenth anniversary of the Grant Date.

          (b)          Procedure for Exercise

          Subject to conditions of this Agreement, the Option may be exercised at any time and from time to time during the Exercise Period by delivering written notice to the Company, signed by Grantee, a Permitted Transferee, or Post-Death Representative, specifying the number of Option Shares to be purchased and accompanied by this Agreement.

          (c)          Payment of Option Price

          The Option Price shall be paid in full either (1) in cash or (2) through the delivery of unencumbered shares of the Company's common stock owned by the person exercising this Option having a Fair Market Value on the date of exercise equal to the total exercise price, or (3) by a combination of (1) and (2) above, except that (i) any portion of the exercise price representing a fraction of a Share shall be paid in cash, and (ii) no Shares of Stock which have been held for less than six months may be delivered in payment of the exercise price. If approved by the Committee, payment of the exercise price of this Option may be made by a reduction in the number of shares issuable upon exercise of this Option, based upon the Fair Market Value of the Stock on the last trading day preceding exercise of this Option.

          4.          Transferability of Option

          Except as otherwise provided in this paragraph, this Option shall not be sold, pledged, assigned or transferred in any way, nor be assignable by operation of law or subject to execution, levy, attachment or similar process. Except as provided in this paragraph, any attempted sale, pledge, assignment or other transfer of this Option contrary to the terms hereof, and any execution, levy, attachment or similar process upon the Option, shall be null and void and without any effect. Notwithstanding the foregoing, this Option shall, subject to the conditions set forth in this paragraph 4, be transferable by the original Grantee by gift, or other transfer that involves no payment of consideration to the original Grantee, at any time after the grant of the Option to the Grantee's spouse and/or the Grantee's descendants or to a trust created primarily for the benefit of the Grantee, the Grantee's spouse and/or the Grantee's descendants ("Authorized Transferee"), Payment of any consideration by an Authorized Transferee to the original Grantee is prohibited and any attempted transfer for consideration shall be void. An Authorized Transferee shall have no right to transfer the Option. An Authorized Transferee shall succeed to all rights and benefits (except the right to further transfer the Option) and be subject to all obligations, conditions and limitations of the original Grantee, However, such rights and benefits (except the rights to further transfer the Option) and obligations, conditions and limitations shall be determined as if the original Grantee continued to hold the Option, whereby, the provisions of this Option Agreement dealing with termination of employment, retirement, disability and death of an Grantee continue to refer to the original Grantee regardless of whether the options are or are not transferred to an Authorized Transferee. In order to transfer this Option, the Grantee must first give prior written notice to the Company's president or chief financial officer stating the name address and tax identification or social security number of the proposed transferee and the relationship of the proposed transferee to the Grantee and certifying mat the transfer involves no payment of consideration. This Option may not be transferred if the transfer would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the transfer of this Option, the Company may require the proposed transferee to make any representations and warranties to the Company as the Company may deem to be required by applicable law or regulation. In such event, the Option may not be transferred unless and until the Company is satisfied with the correctness of any such representation and warranty. Moreover, the Company, in its discretion, may postpone the transfer of this Option until completion of such stock exchange listing, or registration, or other qualification under any state and/or federal law, rule or regulation as the Company may consider appropriate.

          5.          Conformity with Plan

          The Option is intended to conform in all respects with and is subject to all applicable provisions of the Plan which is incorporated herein by reference. Any inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, Grantee acknowledges receipt of the Plan and agrees to be bound by all of the terms of the Plan.

          6.          Service as a Director

          Grantee acknowledges that nothing in this Agreement or in the Plan imposes upon the Company, its Board of Directors, or its shareholders any obligation to retain or elect the Grantee as director of the Company for any period.

          7.          Adjustments

          The Company shall make appropriate and proportionate adjustments, to the number of Option Shares and me Option Price to reflect any stock dividend, stock split, or combination of shares, merger, consolidation, or other change in the capitalization of the Company, as provided in Section 10 of (he Plan. In the event of any such adjustment, all new, substituted, or additional securities or other property to which Grantee is entitled under the Option shall be included in the term "Option Shares."

          8.          Postponement of Delivery of Shares and Representations

          The Company, in its discretion, may postpone the issuance or delivery of Shares upon any exercise of this Option until completion of the registration, or other qualification of such shares under any state and/or federal law, rule, or regulation as the Company may consider appropriate. The Company may require any person exercising this

Option to make such representations, including a representation that it is their intention to acquire Shares for investment and not with a view to distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations. No Shares shall be issued unless the Company is satisfied with the accuracy of any such representations.

          9.          Rights as a Shareholder

          The Grantee shall have no rights as a shareholder with respect to any Option Shares until the Grantee becomes the holder of record of such shares.

          10.          Further Actions

          The parties agree to execute such further instruments and to take such further actions as may reasonably be required to carry out the intent of this Agreement.

          11.          Notice

          Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at the address set forth in this Agreement or at such other address as such party may designate by ten day's advance written notice to the other party.

          12.          Successors and Assigns

          This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon and inure to the benefit of Grantee's heirs, personal representatives, successors, and permitted assigns.

          13.          Governing Law

          This Agreement and all documents contemplated hereby, and all remedies in connection therewith and all questions or transactions relating thereto, shall be construed in accordance with and governed by the laws of the state of Michigan.

          14.          Entire Agreement

          This Agreement constitutes the entire understanding between the Grantee and the Company with respect to the Option Shares and supersedes all other agreements, whether written or oral, with respect to such Shares.
MACATAWA BANK CORPORATION

By:

Its:

          The undersigned hereby acknowledges having read this Agreement, the Plan. and the other enclosures to this Agreement and hereby agrees to be bound by all provisions set forth herein and in the Plan.

GRANTEE

Signature

(Please Print Name)

Address: